                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin E. Freidel and John J. Phibbs and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission a Registration Statement of Convergent Communications, Inc., a Colorado corporation (the "Corporation"), on Form S-4 with respect to the exchange of the 13% Senior Notes due 2008 of the Corporation for 13% Series A Senior Notes due 2008 of the Corporation, and any and all amendments and post-effective amendments to said Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


        SIGNATURE                   TITLE                       DATE
        ---------                   -----                       ----
/s/ John R. Evans         Chairman, Chief Executive
------------------------  Officer and Director             May 29, 1998
John R. Evans             (Principal Executive          ----------------
                          Officer)

/s/ John J. Phibbs        Chief Financial Officer
------------------------  and Treasurer (Principal         May 29, 1998
John J. Phibbs            Financial and Principal       ----------------
                          Accounting Officer)

/s/ Keith V. Burge        President, Chief
------------------------  Operating Officer and            May 29, 1998
Keith V. Burge            Director                      ----------------


/s/ Philip G. Allen       Executive Vice President,
------------------------  Secretary and Director           May 29, 1998
Philip G. Allen                                         ----------------


                          Director                         May 29, 1998
------------------------                                ----------------
Roland E. Casati


/s/ Richard G. Tomlinson  Director                         May 29, 1998
------------------------                                ----------------
Richard G. Tomlinson


/s/ Roger W. Christoph    Director                         May 29, 1998
------------------------                                ----------------
Roger W. Christoph
